FOURTH AMENDMENT
TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS FOURTH AMENDMENT effective as of September 10, 2020, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of December 21, 2018, as amended, is entered into by and between Tidal ETF Trust, a Delaware statutory trust (the “Trust”) and Tidal ETF Services, LLC, a Delaware limited liability company (“Tidal”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the following series of the Trust to Exhibit A, as amended:

SoFi Weekly Income ETF
Adasina Social Justice All Cap Global ETF
Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF
ATAC US Rotation ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Third Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Fourth Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL ETF TRUST	TIDAL ETF SERVICES, LLC
On behalf of each series listed on Exhibit A attached hereto
By: /s/ Eric W. Falkeis	By: /s/ Daniel H. Carlson

Name: Eric W. Falkeis	Name: Daniel H. Carlson

Title: President	Title: Chief Financial Officer

Fourth Amended Exhibit A to the Fund Administration Servicing Agreement

Separate Series of Tidal ETF Trust

Name of Series

Aware Ultra-Short Duration Enhanced Income ETF SoFi Select 500 ETF
SoFi Next 500 ETF SoFi 50 ETF
SoFi Gig Economy ETF SoFi Weekly Income ETF RPAR Risk Parity ETF
SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF Adasina Social Justice All Cap Global ETF Leatherback Long/Short Absolute Return ETF Leatherback Long/Short Alternative Yield ETF ATAC US Rotation ETF